Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274863 on Form S-1 of our report dated May 15, 2023 (December 21, 2023, as to the effects of the exchange ratio described in Note 1), relating to the financial statements of Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

February 7, 2024